EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126566, 333-84346, 33-65187, 33-65181 and 33-65185) of The Goodyear Tire & Rubber Company of our report dated May 31, 2016 relating to the financial statements and schedule of The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

June 7, 2016